UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2007
LoopNet, Inc.
(Exact name of registrant as specified in its charter)
000-52026
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0463987 (I.R.S. Employer Identification No.)
LoopNet, Inc.
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Address of principal executive offices, with zip code)
(415) 243-4200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
The information required by Item 1.01 is included in Item 2.01 and is incorporated herein by reference.
Item 2.01.   Completion of Acquisition or Disposition of Assets.
     On August 2, 2007, the Company acquired all of the shares of capital stock (the “Acquisition”) of Cityfeet.com Inc., a private company incorporated in Delaware (“Cityfeet”), pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of August 2, 2007, by and among the Company, the stockholders of Cityfeet, and Scripps Ventures II, LLC, as Stockholder Representative.
     The consideration paid in the Acquisition consisted of $15.0 million in cash and an earn-out that could result in an additional $3.0 million in cash consideration. The Acquisition was funded from the Company’s working capital.
     The description of the Stock Purchase Agreement contained herein is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01   Other Events.
     On August 2, 2007, the Company issued a press release regarding the Acquisition. The full text of the press release (the “Press Release”) issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The Company held a conference call regarding the Acquisition on August 2, 2007.
Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

2.1	Stock Purchase Agreement.

99.1	Press Release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LoopNet, Inc.
Date: August 3, 2007	By:	Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration

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